CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our reports dated June 26, 2007 and October 26, 2007, which are incorporated by reference in this Registration Statement (Form N-1A) of Direxion Funds, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 81 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).

/s/ Ernst & Young LLP

Chicago, Illinois
June 6, 2008